EXHIBIT 10.21

                          SUBCONTRACT AGREEMENT BETWEEN
                      Corrosion Engineering Services, Inc.

                                       and

                            UltraStrip Systems, Inc.


               Subcontract Agreement Number CES-97-D-5170/0015/002

This subcontract agreement, effective as of the date this agreement is signed by an authorized official of CES by and between Corrosion Engineering Services, Inc. (Hereinafter referred to as "CES", "PRIME CONTRACTOR" or "PRIME"), and UltraStrip Systems, Inc. (hereinafter referred to as "UltraStrip" or "SUBCONTRACTOR").

WITNESSETH:

WHEREAS, CES is now engaged in the performance of certain projects under Prime Contract NOO244-97-D-5170, with the U.S. Navy, and WHEREAS, CES desires UltraStrip Systems, Inc. to accomplish non-skid material removal onboard designated U.S. Navy ships, and related assignments as may be arranged to the mutual satisfaction of both parties during the term of this subcontract, and WHEREAS, CES desires to engage SUBCONTRACTOR, and SUBCONTRACTOR is qualified and willing to perform the work for CES as a SUBCONTRACTOR.

NOW, THEREFORE, it is mutually agreed as follows:

1.   STATEMENT OF WORK
     -----------------

     1.1 Unless otherwise provided, SUBCONTRACTOR shall provide the necessary personnel, materials, services, and otherwise do all things necessary for, or incident to, the accomplishment of subcontract work as set forth in Exhibit A, Statement of Work. Future tasks that fit under the prime contract Statement of Work may be added to the subcontract as an Addendum to Exhibit A upon approval of CES.

     1.2 SUBCONTRACTOR shall, as a result of the work accomplished pursuant to Paragraph 1.1 and in accordance with the schedule, provide and deliver to CES the deliverable items listed fully meeting the technical requirements of this subcontract.

          1.2.1 PUBLICATIONS
                ------------

          Copies of all publications generated by work performed under this subcontract shall be forwarded to CES prior to release to the public. The SUBCONTRACTOR shall notify the Program Manager of the


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          following: planned news releases, planned publicity, advertising material concerning subcontract work, and planned presentations to scientific meetings.

2.   PERIOD OF PERFORMANCE
     ---------------------

     The period of performance will commence on the effective date of this agreement and continue until terminated by mutual consent or failure to perform by SUB as determined by PRIME.

     2.1 SUBCONTRACTOR is not obligated to initiate or to continue work or provide services, and CES is not obligated to compensate SUBCONTRACTOR for costs or expenses incurred or commitments made before the effective date or after the period of performance specified above unless specifically authorized in writing by either Mr. William A. Hall or Mr. Owen G. O'Brien.

3.   PROJECT DIRECTION
     -----------------

     PRIME names Mr. Owen O'Brien and SUB names Mr. Dennis McGuire as technical representatives for the subcontract. SUBCONTRACTOR agrees to notify CES of any key personnel or representative changes, in writing, thirty (30) days prior to such change taking place, except in the case of unexpected illness or death of the key personnel, and to provide personnel with equal or greater qualifications.

4.   SUBCONTRACTS
     ------------

     4.1 SUBCONTRACTOR shall not issue any subcontracts under this subcontract agreement without prior written approval of CES by either Mr. William
          A. Hall or Mr. Owen G. O'Brien.

     4.2 SUBCONTRACTOR shall maintain property records of subcontractor acquired, contractor furnished, and government furnished equipment and shall submit the annual report of such property to CES, by 30 September of each year.

5.   TRAVEL
     ------

     5.1 SUBCONTRACTOR shall request approval in writing prior to initiating any travel under this subcontract except that travel specified by CES.

     5.2 Approval of Foreign Travel. The cost of foreign travel, defined as any travel outside of the United States and its territories and possessions, is allowable only when the specific written approval of the CES Contract Manager is obtained prior to commencing the trip.

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

6.   TYPE OF CONTRACT: FIRM FIXED PRICE
     ----------------------------------

     Subcontract is a firm fixed price contract.

     6.1  ESTIMATED COST
          --------------

          The firm fixed price shall be defined for each listed tasking in Exhibit A.

     6.2  LEVEL OF EFFORT
          ---------------

          A. The SUBCONTRACTOR agrees to provide the total level of effort defined by task in Exhibit A.

          B. It is understood and agreed that the rate of direct labor hours expended each month may fluctuate in pursuit of the technical objective.

          C. It is understood that the mix of labor categories provided by the SUBCONTRACTOR by task under the contract, as well as the distribution of effort among those categories, may vary considerably from the initial mix and distribution of effort that was proposed by the SUBCONTRACTOR.

          D. Nothing herein shall be construed to alter or waive any of the rights or obligations of either party pursuant to the Clause entitled "Limitation of Costs" or "Limitation of Funds", either of which incorporated herein applies to this subcontract.

     6.3  INCORPORATION OF FAR CLAUSES
          ----------------------------

          All FAR provisions invoked under the CES' prime contract will be incorporated within the subcontract exhibits. PRIME CONTRACTOR agrees to provide copies of all such clauses to SUBCONTRACTOR prior to execution of Exhibit (A).

7.   PAYMENTS AND SUBMISSION OF VOUCHERS OR INVOICES
     -----------------------------------------------

     7.1 Invoices shall be submitted monthly with the price defined for each task effort in Exhibit (A) and reference the subcontract number:
          CES-97-D- 5170/0015/002. Subcontractor invoices shall be billed in labor hours and material costs.

     7.2  Submit invoices to:

                                 CES, a California Corporation
                                  3635 Ruffin Road, Suite 100
                                      San Diego, CA 92123


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

     7.3 Payment will be made to the SUBCONTRACTOR within fifteen (15) days of CES receiving payment from the government.

8.   CLAIMS
     ------

     SUBCONTRACTOR agrees to hold CES harmless of any claims, insurance or otherwise, arising out of the SUBCONTRACTOR'S sole negligence in the performance of the tasks specified herein.

9.   INSPECTION AND ACCEPTANCE
     -------------------------

     CES, or its duly authorized representative, shall be authorized to perform inspection and acceptance of materials and services in accordance with the provisions of and at the location(s) specified in the Statement of Work. Inspection and acceptance shall be in accordance with FAR 52.246-3 (supplies) and FAR 52.246-5 (services). Approval by CES under this agreement shall not release SUBCONTRACTOR from responsibility to meet all the requirements of the agreement. The provisions of this paragraph are not to be construed as a limitation of the rights of CES, and the obligations of SUBCONTRACTOR as provided for in this agreement.

10.  CHANGES
     -------

     CES may at any time, by mutual written agreement, make changes within the general scope of this Agreement. If any such change causes an increase or decrease in the cost of, or the time required for, the performance of any part of the work under this Subcontract Agreement, an equitable adjustment shall be made in the total subcontract price or the delivery schedule, or both, and the subcontract shall be modified in writing accordingly. Any claim by SUBCONTRACTOR for adjustment under this clause must be asserted within thirty (30) days from the date of receipt by CES of the notification of change. Written authorization for changes or additions in projects and operating activities shall be obtained in advance before commitments are made.

11. STANDARDS OF WORK
    -----------------

     SUBCONTRACTOR agrees that the performance of work and services pursuant to the requirements of this subcontract shall conform to high professional standards.

12.  CONFIDENTIAL INFORMATION
     ------------------------

     SUBCONTRACTOR agrees that they will not, during the term of this Subcontract Agreement, or thereafter for the period of three years, disclose any confidential information whatsoever obtained from CES, without due authorization from a responsible officer thereof unless such information shall have been previously published by CES. Contractor agrees to the same terms relating to confidential information obtained from SUBCONTRACTOR.

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

13.  LIMITATION OF DAMAGES
     ---------------------

     In no event shall either party be liable to the other for any incidental or consequential damages arising out of this subcontract.

14.  DISPUTES
     --------

     Any dispute arising between the parties under this agreement may be decided by a court of competent jurisdiction or arbitration, but nothing in this article shall excuse SUBCONTRACTOR from proceeding with the performance of the undisputed portion of this subcontract through the pendency of any such dispute.

15.  AMENDMENTS
     ----------

     Subject to the article of this subcontract entitled, "Changes", this Agreement may not be modified, amended or waived except by written instrument signed by the parties hereto.

16.  NOTICES
     -------

     Notices by one party or the other shall be sent registered mail, return receipt requested as follows:

     TO: PRIME                              TO: SUBCONTRACTOR

     CES, a California Corporation          UltraStrip Systems, Inc.
     Mr. William A. Hall                    Mr. Dennis McGuire
     3635 Ruffin Road, Suite 100            3515 S.E. Lionel Terrace
     San Diego, CA 92123                    Stuart, FL 34997

17.  RELATIONSHIP TO PARTIES
     -----------------------

     CES and SUBCONTRACTOR agree that SUBCONTRACTOR is an independent contractor and not an agent or employee of CES.

18.  INTERPRETATION
     --------------

     This agreement is to be governed by and constructed under the laws of the State of California.

19.  EFFECTIVE DATE
     --------------

     The effective date of this Subcontract shall be the date it is signed by an authorized official of CES.

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

20.  GENERAL PROVISIONS
     -------------------

     SUBCONTRACTOR shall, under this subcontract agreement, be subject to the terms and conditions as set forth in this agreement.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE
EXECUTED.

PRIME CONTRACTOR:                   CES, a California Corporation


BY:                                  /s/ William A. Hall
                                     -----------------------
                                     William A. Hall
TITLE:                               Chief Operating Officer

DATE:                                9 Feb 01


SUBCONTRACTOR:                      UltraStrip Systems, Inc.

BY:                                 /s/ Dennis McGuire
                                    ------------------------
                                    Dennis McGuire
TITLE:                              President

DATE:                               2-12-2001

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


                          SUBCONTRACT AGREEMENT BETWEEN
                      Corrosion Engineering Services, Inc.
                                       And
                            UltraStrip Systems, Inc.

             Subcontract Agreement Number NO0244-97 -0-5170/0015/002

                          EXHIBIT A - Statement of Work



1. Scope of Work: Removal of 100,000 square feet of Non-Skid material from the after half of the Flight Deck on the USS Eisenhower (CVN-69), including the waist catapults, at a price of $6.75 per square foot in accordance with your quote dated January 26, 2001. A schematic delineating the area assigned to UltraStrip will be provided no later than February 28, 2001

2. Upon review of the predicted production rate and the daily actual production rate by CES, if the actual production rate is less than the predicted rate, and if, in the sole assessment of CES, the actual production rate places either the March 5, 2001 completion date for the waist catapults or the March 30, 2001 completion date for the removal of the remainder of the 100,000 square feet of non-skid, CES shall have the right to terminate the production effort, assess the number of square feet executed by the contractor and pay the prorated value based on the contractor's per square foot price ($6.75 per square foot - UltraStrip) for that contiguous surface area CES deems satisfactory. In this event the contractor will NOT be compensated for the total square footage (100,000 square feet) or any other incidental costs.

3. Period of Performance: February 28, 2001 through March 30, 2001. The waist catapult area must be completed no later than March 5, 2001. Following completion of the removal of non-skid in the vicinity of the waist catapults, UltraStrip is to proceed from amidships to aft on the Flight Deck.

4. Cost: Mobilization to the site to be at a cost of $15,000.00. Removal and disposal of all waste to be at a cost of $15,000.00

5.   Fixed Price Not to Exceed: $705,000.00

6. Stand-By Time: To be paid at a cost of $550.00 per hour per crew for acts of God and for delays not caused by UltraStrip. Crew defined as a full shift. Delays to be paid at a maximum of 4 hours per day. An inclement weather plan is required, as per the Request for Quotation. Stand-By Time shall be approved on a daily basis by CES with written explanation as to the cause(s) for Stand-By Time requirements submitted to and approved by CES. Further, if, in the opinion of CES, excessive Stand-By Time requirements jeopardize completion targets defined in Paragraph 2 above, CES shall have the right to reallocate work areas (increase or decrease) in order to meet project deadlines.

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

7. Production Schedule: In order to properly support the goal of demonstrating the high production rate of the UltraStrip system, it will be necessary to document the actual versus predicted production rates. Predicted rates are based on the production schedule included in your quote dated January 26, 2001. The actual square feet removed will be calculated daily and agreed to in writing and signed by the CES on-site foreman and the Ultrastrip Project Operations Manager prior to the end of each production day.

8. It is UltraStrip's obligation to arrange and pay for any support services in order to accomplish the tasking as provided for in the RFQ.



PRIME CONTRACTOR:                   Corrosion Engineering Services, Inc.

SIGNATURE:                          /s/ William A. Hall
                                    -------------------
BY:                                 William A. Hall
TITLE:                              Chief Operating Officer

DATE:                               February 9, 2001

ACCEPTANCE:                         /s/ Dennis McGuire, President
                                    -----------------------------

DATE:                               2-12-01

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

                         ADDITIONAL TERMS AND CONDITIONS


1.   ACCEPTANCE AND TERMS AND CONDITIONS:

     A. Seller should accept this order and any amendments thereto by signing the acceptance copy and returning it to Purchaser promptly.

     B. By acceptance of this order Seller agrees to be bound by, and to comply with all the terms and conditions of this order, including any supplements thereto, and all specifications and other documents referred to in this order. However, performance of the work called for by this order in the absence of Seller's written acknowledgement thereof shall be deemed acceptance of this order.

     C. This order does not constitute an acceptance by Purchaser of any offer to sell, any quotation, or any proposal. Reference in this order to any such offer to sell, quotation, or proposal shall in no way constitute a modification of any of the terms and conditions of this order. AN ATTEMPTED ACKNOWLEDGEMENT OF THIS ORDER CONTAINING TERMS AND CONDITIONS INCONSISTANT WITH OR IN ADDITION TO THE TERMS AND CONDITIONS OF THIS ORDER IS NOT BINDING UPON PURCHASER UNLESS SPECIFICALLY ACCEPTED BY PURCHASER IN WRITING, AND PURCHASER HEREBY OBJECTS THERETO.

2. DEFAULT: Time is of the essence of this Purchase Order. Except in instances of delay, which are due to causes beyond the reasonable control and without the fault or negligence of Seller and all of its suppliers, direct and indirect at every subcontract level. Purchaser may, by written notice of default to Seller, terminate the whole or any part of this order in anyone of the following circumstances: (1) if Seller fails to perform within the time specified herein or any extension thereof; or (2) if Seller fails to perform any of the other provisions of this order, or so fails to make progress as to endanger performance of this order in accordance with its terms, and in either of these two circumstances does not cure such failure within a period of ten (10) days or such longer period as Purchaser may authorize in writing after receipt of notice from Purchaser specifying such failure; and, upon such termination, Purchaser may procure, upon such terms as it shall deem appropriate, supplies or services similar to those so terminated, in which case Seller shall continue performance of this order to the extent not terminated and shall be liable to Purchaser for any excess costs for such similar supplies or services. As an alternate remedy, and in lieu of termination for default, Purchaser, at its sole discretion may elect, (1) to extend the delivery schedule and/or (2) to waive other deficiencies in Seller's performance, in which case an equitable reduction in the purchase order price shall by negotiated. In the event Seller for any reason anticipates difficulty in complying with the required delivery date, or in meeting any of the other requirements of this order. Seller shall promptly notify Purchaser in writing. If seller does not comply with Purchaser's delivery schedule, Purchaser may require delivery by fastest way and charges resulting from the premium transportation must be fully prepaid and absorbed by the Seller. The rights and


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

     remedies of the Purchaser provided in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or under this purchase order.

3.   INSPECTION:

     A. All goods (which throughout this order includes without limitation raw materials, components, intermediate assemblies, tools and end products) shall be subject to inspection and test by the Purchaser and its Customer (which throughout this clause shall include without limitation the Federal Government including its surveillance and/or regulatory agencies) to the extent practicable at all times and places including the period of manufacture and in any event prior to final acceptance by the Purchaser and its Customer.

     B. If any inspection or test is made on the premises of Seller or its supplier, Seller, without additional charge, shall provide all reasonable facilities and assistance for the safety and convenience of the inspectors in the performance of their duties. All inspections and tests on the premises of Seller or its supplies shall be performed in such a manner as not to unduly delay the work.

     C. Final acceptance or rejection of the goods shall be made as promptly as practical after delivery, except as otherwise provided in this order, but failure to inspect and accept or reject goods, or failure to detect defects by inspection, shall neither relieve Seller from responsibility for such goods as are not in accordance with the order requirements nor impose liabilities on Purchaser thereof.

     D. Seller shall provide and maintain an inspection and process control system acceptable to Purchaser and its Customer covering the goods hereunder. Records of all inspection work by Seller shall be kept complete and available to Purchaser and its Customer during the performance of this order and for such longer periods as may be specified in this order.

4.   WARRANTIES:

     A. Seller warrants that all goods and services sold hereunder or pursuant hereto will be free of any claim of any nature by any third person and that Seller will convey clear title thereto to Purchaser as provided hereunder.

     B. Seller warrants and represents that all goods sold hereunder or pursuant hereto will be of merchantable quality, free from all defects in design, workmanship and materials, and will be fit for the particular purposes for which they are purchased and that the goods are provided in strict accordance with the specifications, samples, drawings, designs or other requirements (including performance specifications) approved or adopted by Purchaser.

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

     C. Any attempt by Seller to limit, disclaim, or restrict any such warranties or remedies of Purchaser, by acknowledgement or otherwise, in accepting or performing this order, shall be null, void, and ineffective without Purchaser's written consent.

5. REJECTIONS: If any of the goods ordered are found at any time to be defective in material or workmanship, or otherwise not in conformity with the requirements of this order, including any applicable drawings and specifications, Purchaser, in addition to such other rights, remedies and choices as it may have by contract or by law, at its option and sole discretion may:

     A. Reject and return such goods at sellers expense; B. require Seller to inspect the goods and remove and replace non-conforming goods with goods that conform to this order. If Purchaser elects option B above and Seller fails, to promptly make the necessary inspection, removal and replacement, Purchaser may at its option inspect and sort the goods; Seller shall pay the cost thereof.

6. CHANGES: The purchaser may at any time, in writing, make changes within the general scope of this Purchase Order, in any one or more of the following:
     A. drawings, designs, or specification where the goods to be furnished are to be specially manufactured for the Purchaser in accordance therewith; B. method of shipment or packing; C. place of delivery; and D. the amount of Government-furnished property. If any such change causes an increase or decrease in the cost of, or the time required for the performance of any work under this contract, whether changed or not changed, and equitable adjustment shall be made in the contract price or delivery schedule, or both, and the Purchase Order shall be modified in writing accordingly. Any claim by the Seller for adjustment under this clause must be asserted within thirty (30) days from the date of receipt by the Seller of the notification of change; provided, however, that the Purchaser, if he so chooses, may receive and act upon any such claim asserted at any time prior to final payment under this contract. Any change in this order shall be authorized only by a duly executed Purchase Order Amendment hereto.

7. NON-ASSIGNMENT: Assignment of this order or any interest therein or any payment due or to become due hereunder, without the written consent of the Purchaser shall be void.

8.   FEDERAL ACQUISTION REGULATION: The following Federal Acquisition Regulation
     (FAR) clauses, in effect on the date hereof, are incorporated herein by reference. The term "Contractor" shall mean "Seller" the term "contract" shall mean this order, and the term "Government", "Contracting Officer" and equivalent phrases shall mean Buyer, as applicable, to fulfill the intent of such clauses. All references to disputes procedures in Government clauses incorporated by reference shall be deemed to be superseded by
     Article 21 "Disputes".

     Security Requirements                                             52-204-2
     New Material                                                      52-210-5

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

     Priorities, Allocations, and Allotments                           52-212-8
     Government Delay of Work                                          52-212-15
        *Examination of Records by Comptroller
        General ($10,000) (Except subparagraph)                        52-215-1
        *Audit Negotiation($10,000)                                    52-215-2
        *Utilization of Small Business Concerns and
        Small Disadvantaged Business Concerns ($10,000)                52-219-8
        *Small Business and Small Disadvantaged
        Business Subcontracting Plan ($500,000)                        52-219-9
        *Labor Surplus Area Subcontracting Program ($500,000)          52-220-4
        Equal Opportunity                                              52-222-26
        *Affirmative Action for Special Disabled and Vietnam
        Era Veterans ($10.000)                                         52-222-35
        *Affirmative Action for Handicapped                            52-222-36
        Workers ($25,000)
        Buy American Act-Supplies                                      52-225-3
        Government Property (Fixed Price Contracts)                    52-245-2
       *Note - Clause is applicable if order exceeds the amount indicated.

9. TERMINATION: (a) Buyer may terminate this order, in whole or in part in accordance with the provisions of the "Default (Fixed Price Supply and Service)" clause set forth in FAR 52-249-8 if Seller fails to comply with any of the provisions hereof, or if Seller becomes the subject of a proceeding under state of federal law for relief of debtors or makes an assignment for the benefit of creditors. (b) Without affecting its right to terminate this order under paragraph (a) hereof, Buyer may, for its convenience, terminate this order in whole or, from time to time, in part, in accordance with the provisions of the "Termination for Convenience of the Government (Fixed Price)" clause set forth in FAR 52-249-2 except the term "1 year" in paragraph (d) is changed to "6 months" (c) The FAR clauses referred to in paragraphs (a) and (b) are hereby incorporated herein by references as in effect on the date hereof.

10. RIGHTS IN DATA: If this order is placed under a Government contract having rights in data and computer software clauses, the provisions thereof are incorporated herein and replace Article 15 "information" Seller assumes the obligations of such clauses as they pertain to this order.

11. DoD CONTRACTS: If this order is placed under a Department of Defense (DoD) contract, the following DoD FAR Supplement clause in effect on the date hereof applies.

     Pricing of Adjustments                                          52-215-7000

12. CONFIDENTIAL OR PROPRIETARY INFORMATION: Any knowledge or information which the Seller shall have disclosed or may hereafter disclose to the Purchaser, and which in any way relates to the goods or services covered by this order


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

     and Purchaser's Material Schedule, shall not, unless otherwise specifically agreed to in writing by the Purchaser, be deemed to be confidential or proprietary information and shall be acquired by Purchaser, free from any restrictions (other than a claim for patent infringement) as part of the consideration for this order and Purchaser's Material Schedule.

13. FOR WORK ON PURCHASER'S OR ITS CUSTOMERS' PREMISES: If Seller's work under the order involves operations by Seller on the premises of Purchaser or one of its customers, Seller shall take all necessary precautions to prevent the occurrence of any injury to person or property during the progress of such work and except to the extent that any such injury is due solely and directly to Purchaser's or its customer's negligence, as the case may be, shall indemnity Purchaser against all loss which may result in any way from any act or omission of the Seller, its agents, employees, or subcontractors, and Seller shall maintain such Public Liability Property Damage and Employee's Liability and Compensation Insurance as will, in Purchaser's sole judgement, protect Purchaser from said risks and from any claims under any applicable Worker's Compensation and Occupational Disease Acts.

14. INSOLVENCY: If Seller ceases to conduct its operations in the normal course of business, including inability to meet its obligations as they mature, or if any proceedings under the bankruptcy or insolvency laws is brought by or against Seller, or a receiver for Seller is appointed or applied for or an assignment for the benefit of creditors is made by the Seller, Purchaser may terminate this order without liability, except for deliveries previously made or for goods covered by this order then completed and subsequently delivered in accordance with the terms of this order

15. PROPRIETARY INFORMATION: Seller shall keep confidential any technical, process or economic information derived from drawings, specifications, and other data furnished by Purchaser in connection with this order and shall not divulge, export, or use directly or indirectly, such information for the benefit of any other party without obtaining Purchaser's prior written consent. Access to proprietary information shall be restricted to company personnel with a need to know and engaged in a permitted use of such proprietary information. Except as required for the efficient performance of this order, Seller shall not make copies or permit copies to be made of such drawings, specifications, or other data without the prior written consent of Purchaser. If any reproduction is made with prior consent, this notice shall be provided thereon. Upon completion or termination of this order, Seller shall promptly return to Purchaser all materials and any copies thereof, except for one record copy, incorporating such information.

16. WAIVER: No claim or right arising out of a breach of this contract can be discharged in whole or in part by a waiver or renunciation of the claim or right unless the waiver or renunciation is supported by consideration and is in writing signed by the aggrieved party. The failure of Purchaser to enforce at any time or for any period of time any of the provisions hereof shall not be construed to be a waiver of such


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

     provisions nor the right of Purchaser thereafter to enforce each and every such provision.

17. PATENTS: Seller shall defend any suit or proceeding brought against Purchaser or its customers that is based on a claim that any article or apparatus, or any part thereof constituting goods furnished under this order (or Purchaser's Material Schedule), as well as any device or process necessarily resulting from the use thereof, constitutes an infringement of any patent of the United States, if notified promptly in writing and given authority, information, and assistance (at Seller's expense) for the defense of same, and Seller shall pay all damages and costs awarded therein. In case use of said article or apparatus, part or device is enjoined, Seller shall, at its own expense and at its option, either procure for Purchaser the right to continue using said article or apparatus, part or device; or replace same with a non-infringing equivalent; or remove said article or apparatus and refund the purchase price and the transportation and installation costs thereof.

18. EXTRA CHARGES: Charges exceeding this amount shall not be allowed unless specifically agreed to by Purchaser in writing.

19. DELIVERY SCHEDULE: Unless otherwise agreed in writing, Seller shall not make material commitments or production arrangements in excess of the amount or in advance of the time necessary to meet Purchaser's delivery schedule. It is Seller's responsibility to comply with this schedule, but not to anticipate Purchaser's requirements.

20. EXCUSABLE DELAYS: Whenever any other actual or potential event is delaying or threatening to delay delivery of the goods, or performance of the services under this purchase order, Seller shall, as soon as possible, give notice thereof to the Purchaser. Seller shall not be liable for damages or delays in delivery due to causes beyond its reasonable control. However, if Seller for any reason does not comply with Purchaser's delivery schedule, Purchaser, in addition to its remedies at law, may at its option approve a revised delivery schedule or terminate this order without liability on the part of the Purchaser on account thereof. If Purchaser approves a revised delivery schedule and directs that Seller ship by a method other than indicated on the face of this order, Seller agrees to pay any additional transportation charges incurred as a result of such direction.

21. DISPUTES: Good-Faith Negotiations. If any dispute arises under this agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. If the parties are unable to resolve the dispute within 10 business days (or such period as the parties shall otherwise agree) through these face-to-face negotiations, then any such dispute shall be settled by appropriate legal proceedings. Pending a final decision of any dispute hereunder. Seller shall proceed diligently with the performance of this purchase order.


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

     Venue: All arbitration and suits under this agreement shall be held in San Diego, California.

22. ENTIRE AGREEMENT: This Purchase Order, with such documents as are expressly incorporated herein by reference, is intended by the parties as a final expression of their agreement with respect to such terms as are included herein, and is intended also as a complete and exclusive statement of the terms of their agreement. No course of prior dealings between the parties and no usage of the trade shall be relevant to determine the meaning of this agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and opportunity for objection.

     Any change to the terms and conditions of this lease must be in writing and signed by Lessor and Lessee. No oral changes are binding. We may delay or refrain from enforcing any of our rights under this lease without losing them.

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